     As filed with the Securities and Exchange Commission on September 4, 1997
                                                  Registration No. 333- ________

   =============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
        --------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Maine                                 6120                                01-0437984
        ---------                             --------                            --------------
  (State or other juris-                 (Primary Standard                       (I.R.S. Employer
 diction of incorporation            Industrial Classification                 Identification No.)
or organization)                             Code No.)

                                 P.O. Box 9540
                              One Portland Square
                          Portland, Maine  04112-9540
                                 (207) 761-8500
                                 --------------
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                William J. Ryan
                Chairman, President and Chief Executive Officer
                     Peoples Heritage Financial Group, Inc.
                                 P.O. Box 9540
                              One Portland Square
                          Portland, Maine  04112-9540
                                 (207) 761-8500
                                 --------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with a copy to:

                            Gerard L. Hawkins, Esq.
                     Elias, Matz, Tiernan & Herrick L.L.P.
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                                 (202) 347-0300

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the registrant's pending acquisition of MPN Holdings is consummated.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [ ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        Calculation of Registration Fee

============================================================================================================
                                                                    Proposed Maximum
                     Title of Each Class of                        Aggregate Offering          Amount of
                  Securities to be Registered                           Price(1)           Registration Fee
------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.01 per share                               $9,500,000              $2,878.79
------------------------------------------------------------------------------------------------------------
  Preferred Stock purchase rights(2)                                      N/A                     N/A
============================================================================================================

(1) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is estimated solely for purposes of calculating the registration fee.

(2) Preferred Stock purchase rights will be distributed without charge with respect to each share of Common Stock of the Registrant registered hereby.

                          ----------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

EXPLANATORY NOTE

         This Registration Statement on Form S-3 registers for resale shares of common stock of the Registrant which are to be issued pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act of 1933 in connection with its pending acquisition of MPN Holdings, which has been approved by the stockholders of MPN Holdings and is anticipated to be consummated on or before October 31, 1997. Because the number of shares to be issued in connection with this transaction is dependent on the average market price of the Registrant's common stock during a specified period prior to closing, such number of shares is not determinable at this time. Information as to the number of shares of the Registrant's Common Stock covered hereby and to be reflected in the Prospectus contained herein will be set forth in a pre-effective amendment to this Registration Statement on Form S-3.

Information contained herein is subject to completion or amendment. This Offering Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

                 Subject to Completion, Dated September 4, 1997

PROSPECTUS


                                _________ Shares

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                  Common Stock

         This Prospectus relates to the public offering, which is not being underwritten, of up to ________ shares (the "Offered Stock") of Common Stock, par value $0.01 per share (the "Common Stock"), of Peoples Heritage Financial Group, Inc. (the "Company") which may be offered from time to time for the account of the selling stockholders named herein (the "Selling Stockholders"). The shares of Offered Stock were issued to the Selling Stockholders in connection with the Company's acquisition of MPN Holdings ("MPN") pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Company will not receive any of the proceeds from the sale of the shares.

         The shares of Offered Stock may be offered and sold from time to time by the Selling Stockholders directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of Offered Stock may be effected in one or more transactions that may take place through the Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately-negotiated transactions, or in accordance with Rule 144 under the Securities Act, or through a combination of any such method of sale, at market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Selling Stockholders and any dealers or agents that participate in the distribution of the Offered Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. See "Plan of Distribution."

         The Common Stock is traded on the Nasdaq Stock Market's National Market under the symbol "PHBK." On September 2, 1997, the closing price for the Common Stock was $37.75 per share.

                     -------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
                 SION OR ANY STATE SECURITIES COMMISSION PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS.  ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                     -------------------------------------

               The date of this Prospectus is _________ ___, 1997

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits thereto. For further information, reference is made to such Registration Statement and exhibits. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, each such statement being qualified in all respects by such reference, which may be inspected and copied in the manner and at the sources described above.

         The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Web site (http://www.sec.gov) on the Internet that contains reports, proxy statements, information statements and other information filed electronically by the Company with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         1.      Annual Report on Form 10-K for the year ended December 31,
                 1996;

         2. Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1997;

         3. Reports on Form 8-K filed by the Company on January 23, January 29, April 17, June 4 and June 27, 1997; and

         4. The description of the Common Stock which is contained in the Registration Statement on Form S-4 filed by the Company on July 3, 1996.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Peoples Heritage Financial Group, Inc., P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540,
Attention: Brian Arsenault (telephone no. (207) 761-8517).

                                  THE COMPANY

         The Company is a multi-bank and financial services holding company which is incorporated under the laws of the State of Maine. At June 30, 1997, the Company had consolidated assets of $5.6 billion and consolidated shareholders' equity of $431.7 million. Based on total assets at June 30, 1997, the Company is the largest independent bank holding company headquartered in northern New England and the fifth largest independent bank holding company headquartered in New England.

         The Company offers a broad range of commercial and consumer banking services and products and trust and investment advisory services through three wholly-owned banking subsidiaries: Peoples Heritage Bank ("PHB"), Bank of New Hampshire ("BNH") and Family Bank, FSB ("Family Bank"). PHB is a Maine-chartered savings bank which currently operates 67 offices throughout Maine and, through subsidiaries, engages in mortgage banking, financial planning, equipment leasing and securities brokerage activities. BNH is a New Hampshire-chartered commercial bank which currently operates 45 offices throughout New Hampshire. Family Bank is a federally-chartered savings bank which currently operates 18 banking offices in the Merrimack Valley area of Greater Haverhill and Greater Lowell, Massachusetts and five offices in southern New Hampshire.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of the Company's business. In June 1997, the Company entered into an agreement to acquire Atlantic Bancorp, parent company of Atlantic Bank National Association, Maine's fifth largest bank, and in July 1997, the Company and PHB entered into an agreement to acquire MPN Holdings, the parent company of MPN Insurance, Maine's largest independent insurance brokerage firm. Subject to the receipt of all required regulatory and corporate approvals and the satisfaction of other customary conditions, it is anticipated that both acquisitions will be finalized before the end of 1997.

         The principal executive offices of the Company are located at One Portland Square, Portland, Maine 04112, and its telephone number is (207) 761-8500.

                                USE OF PROCEEDS

         It is anticipated that the Company will not receive any of the proceeds from sales of the Offered Stock. See "Selling Stockholders" for a list of those persons who will receive the proceeds from such sales.

                              SELLING STOCKHOLDERS

         This Prospectus covers the offer and sale by each of the Selling Stockholders of the Common Stock issued to them in connection with the acquisition of MPN. The Selling Stockholders received an aggregate of _____ shares of Common Stock pursuant to this acquisition. The Company has agreed that it will cause to be registered under the Securities

Act the resale of the Common Stock received by the Selling Stockholders. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement, other than liabilities arising from information supplied by the Selling Stockholders for use in the Registration Statement. Each Selling Stockholder, severally but not jointly, has agreed to indemnify the Company against liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement insofar as such misstatements or omissions were made in reliance upon written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement.

         The table below sets forth each Selling Stockholder's name, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the Offering, the maximum number of shares of Common Stock offered hereby by such Selling Stockholder and the number of shares of Common Stock to be held by such Selling Stockholder after the Offering.

                                           Maximum Number of      Number of Shares
                                          Shares to be Sold in   Owned Prior to the    Number of Shares Owned
               Name                           the Offering            Offering           After the Offering
---------------------------------        --------------------    ------------------    -----------------------
Amanda M. Bennett
Raymond F. Brogan
John R. Curran(1)
Linda G. Delponte
Thomas L. Deveaux
Francis A. Ferland
Daniel G. Hall(1)
James J. Kilbride(1)
Joseph A. Kilbride
Michael P. Kilbride
Frederick J. Leavitt(1)
Lila Payson Littlefield
Amelia Payson McLeod
Eugene J. Miliard(1)
Henry S. Payson
Henry S. Payson,
  Irrevocable Trust u/a
  dated October 28, 1996
H. Martyn Payson(1)
Richard H. Pew(1)
Alan R. Quinlan
Peter L. Sparta
Leonard A. Taylor, Jr.(1)
Marilyn C. Weeman(1)
John G. Willett

------------------------------
(1) Includes in the case of James J. Kilbride, Daniel G. Hall, H. Martyn Payson, John R. Curran, Frederick J. Leavitt, Marilyn C. Weeman, Richard H. Pew, Eugene J. Miliard and Leonard A. Taylor, Jr., 380 shares, 304 shares, 17 shares, 66 shares, 3 shares, 10 shares, 51 shares, 30 shares and 101 shares held in individual retirement accounts, respectively.

         The Selling Stockholders may sell up to all of the shares of the Common Stock shown above under the heading "Number of Shares Owned Prior to the Offering" pursuant to this Prospectus in one or more transactions from time to time as described below under "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         Each of the Selling Stockholders may sell his, her or its shares of Offered Stock directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares of Offered Stock may be effected in one or more transactions that may take place on the Nasdaq Stock Market, including block trades or ordinary broker's transactions, or through privately-negotiated transactions, or in accordance with Rule 144 under the Securities Act (or any other applicable exemption from registration under the Securities Act), through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. Sales of the Offered Stock may be effected to cover previous short sales of Common Stock.

         The Selling Stockholders may effect transactions by selling the Offered Stock directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or negotiated discounts, concessions or commissions from the Selling Stockholders.

         The aggregate proceeds to the Selling Stockholders from the sale of the Offered Stock will be the purchase price of the Offered Stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Offered Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Offered Stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

          Each Selling Stockholder and any other person participating in a distribution of the Offered Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M and Rules 101 through 105 thereunder. Regulation M governs the activities of persons participating in a distribution of securities and, consequently, may restrict certain activities of, and limit the timing of purchases and sales of Offered Stock by, Selling Stockholders and other persons participating in a distribution of Offered Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock being offering hereby will be passed upon for the Company by the law firm of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.
                                    EXPERTS

         The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for mortgage servicing rights effective January 1, 1995.

============================================      ==============================================
  No dealer, salesman or any other
person has been authorized to give any
information or to make any representation
not contained in this Prospectus, and, if
given or made, such information and
representation must not be relied upon as                        __________ SHARES
having been authorized by the Company, a
Selling Stockholder or any other person.
This Prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy any of the securities offered            PEOPLES HERITAGE FINANCIAL GROUP, INC.
hereby in any state to any person to whom
it is unlawful to make such offer in such
state.  Neither the delivery of this
Prospectus nor any sales made hereunder
shall, under any circumstances, create any                         COMMON STOCK
implication that there has been no change
in the affairs of the Company since the
date hereof.


            ------------------
                                                                    ----------
                                                                    PROSPECTUS
                                                                    ----------



             TABLE OF CONTENTS

                                        Page

Available Information . . . . . .
Incorporation of Certain Documents
  by Reference  . . . . . . . .
The Company . . . . . . . . . . .                                    ______ __, 1997
Use of Proceeds . . . . . . . . .
Selling Stockholders  . . . . . .
Plan of Distribution  . . . . . .
Legal Matters . . . . . . . . . .
Experts . . . . . . . . . . . . .




============================================      ==============================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee                                                                $ 2,727
Nasdaq listing fees                                                                   4,645
Legal fees and expenses                                                               3,000*
Accounting fees and expenses                                                         15,000*
Miscellaneous expenses                                                                  128*
                                                                                     ------
     Total                                                                          $25,500
                                                                                     ======

_________________

* Estimated.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section

719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section 719.

  Article VI of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

  (a)     List of Exhibits:


Exhibit No.                                          Exhibit                                      Location
-----------                                          -------                                      --------
3(a)(1)              Articles of Incorporation of the Company                                       (1)

3(a)(2)              Articles of Amendment to Articles of Incorporation
                      of the Company                                                                (2)

3(b)                 Bylaws of the Company                                                          (1)

4                    Specimen Common Stock certificate                                              (1)

5                    Opinion of Elias, Matz, Tiernan & Herrick L.L.P.                                *
                      regarding legality of securities being registered

23(a)                Consent of Elias, Matz, Tiernan & Herrick L.L.P.                                *
                      (contained in the opinion included as Exhibit 5)

23(b)                Consent of KPMG Peat Marwick LLP

24                   Powers of Attorney (included in the signature page to the
                      initial filing of this Registration Statement)

------------------------------------

(1) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by the Company with the SEC on February 22, 1988.

(2) Exhibit is incorporated by reference to the Form 10-Q report filed by the Company with the SEC on May 14, 1996.

         (b)     Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 17.    UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes as follows:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (a) (1) (i) and
                 (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 26th day of August 1997.


PEOPLES HERITAGE FINANCIAL GROUP, INC.



By:      /s/ William J. Ryan
         ------------------------------------------------------------
         William J. Ryan
         Chairman, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Heritage Financial Group, Inc. whose signature appears below hereby appoints William J. Ryan and Peter J. Verrill, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Heritage Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

/s/ Robert P. Bahre                                    Date:  August 26, 1997
---------------------------------------
Robert P. Bahre
Director





/s/ Everett W. Gray                                    Date:  August 26, 1997
---------------------------------------
Everett W. Gray
Director

/s/ Andrew W. Greene                                   Date:  August 26, 1997
------------------------------------------
Andrew W. Greene
Director


/s/ Katherine M. Greenleaf                             Date:  August 26, 1997
------------------------------------------
Katherine M. Greenleaf
Director


/s/ Dana Levenson                                      Date:  August 26, 1997
--------------------------------------------
Dana Levenson
Director


/s/ Robert A. Marden, Sr.                              Date:  August 26, 1997
--------------------------------------------
Robert A. Marden, Sr.
Vice Chairman


/s/ Malcolm W. Philbrook, Jr.                          Date:  August 26, 1997
-------------------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela P. Plumb                                    Date:  August 26, 1997
--------------------------------------------
Pamela P. Plumb
Vice Chairman


/s/ William J. Ryan                                    Date:  August 26, 1997
---------------------------------------------
William J. Ryan
Chairman, President and Chief
 Executive Officer
(principal executive officer)


/s/ Curtis M. Scribner                                 Date:  August 26, 1997
---------------------------------------------
Curtis M. Scribner
Director

/s/ Paul R. Shea                                       Date:  August 26, 1997
----------------------------------------
Paul R. Shea
Director


/s/ Davis P. Thurber                                   Date:  August 26, 1997
---------------------------------------
Davis P. Thurber
Director


/s/ John E. Veasey                                     Date:  August 26, 1997
---------------------------------------
John E. Veasey
Director


/s/ Peter J. Verrill                                   Date:  August 26, 1997
-----------------------------------------
Peter J. Verrill
Executive Vice President, Chief Operating Officer,
  Chief Financial Officer and Treasurer
  (principal financial and accounting officer)

                                 EXHIBIT INDEX

 Exhibit No.                                          Exhibit                                      Location
 -----------                                          -------                                      --------
 3(a)(1)              Articles of Incorporation of the Company                                       (1)

 3(a)(2)              Articles of Amendment to Articles of Incorporation
                       of the Company                                                                (2)

 3(b)                 Bylaws of the Company                                                          (1)

 4                    Specimen Common Stock certificate                                              (1)

 5                    Opinion of Elias, Matz, Tiernan & Herrick L.L.P.                                *
                       regarding legality of securities being registered

 23(a)                Consent of Elias, Matz, Tiernan & Herrick L.L.P.                                *
                       (contained in the opinion included as Exhibit 5)

 23(b)                Consent of KPMG Peat Marwick LLP

---------------------------------
*  To be filed by amendment.

(1) Exhibit is incorporated by reference to the Form S-4 Registration Statement (No. 33-20243) filed by the Company with the SEC on February 22, 1988.

(2) Exhibit is incorporated by reference to the Form 10-Q report filed by the Company with the SEC on May 14, 1996.